EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Equity Incentive Plan and the 1995 Directors' Stock Option Plan of Cellegy Pharmaceuticals, Inc. of our report dated February 4, 2000, with respect to the financial statements of Cellegy Pharmaceuticals, Inc. included in its annual report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                      Ernst & Young LLP

Palo Alto, California
July 27, 2000